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                         LETTERHEAD FOR XYTRONYX, INC.


FOR IMMEDIATE RELEASE


CONTACT:    Dale A. Sander, Chief Financial Officer
            Larry Bymaster, Chief Executive Officer
            (619) 546-1114


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          XYTRONYX, INC.  EXTENDS STANDSTILL AGREEMENT REGARDING THE
                      XYTRONYX PERIODONTAL TISSUE MONITOR


SAN DIEGO, CA, AUGUST 11, 1995 -- Xytronyx, Inc. (AMEX: XYX) announced that it has agreed to extend for an additional five weeks the "Standstill Agreement" with a company based in the United States. As previously announced on July 7, 1995, Xytronyx will not enter into any agreements to market the Xytronyx Periodontal Tissue Monitor during the period of the Standstill Agreement.

"The extension gives Xytronyx and the company the time to finalize our respective evaluations of a possible marketing agreement between our two companies," said Larry Bymaster, Chairman and CEO of Xytronyx. "We are continuing to evaluate other potential marketing partners based in both the United States and Europe."

The Periodontal Tissue Monitor is designed to assist with the diagnosis and to monitor the effectiveness of treating periodontitis, a common form of gum disease and the leading cause of tooth loss in adults. The Periodontal Tissue Monitor has been approved for sale in certain Western European Countries, Canada, and the People's Republic of China. Clinical trials are currently being held in the United States, and Xytronyx expects after completion of the trials to file with the FDA for approval to market the product in the United States.